UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

WETOUCH TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41957	20-4080330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.29, Third Main Avenue, Shigao Town, Renshou County,

Meishan, Sichuan, China 620500
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 28-37390666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WETH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On April 29, 2025, Ms. Jing Chen tendered her resignation as a member of the Board of Directors (the “Board”) of Wetouch Technology Inc. (the “Company”), which means that she will no longer serve as a member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board, including as the Chairperson of the Audit Committee. Ms. Jing Chen’s decision to resign was not the result of any disagreement with the Company, the Board, management, or any matter relating to the Company’s operations, policies or practices.

Appointment of Audit Committee Chairperson

On May 1, 2025, the Board appointed Guijun Gan to serve as the Chairperson of the Audit Committee of the Board and removed him from his position as the Chairperson of the Nominating and Corporate Governance Committee of the Board. The foregoing actions became effective on May 1, 2025.

Appointment of Director and Replacement of Nominating and Corporate Governance Committee Chairperson

On May 1, 2025, the Board appointed Jing Guo to serve as a member of the Board, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board, including as the Chairperson of the Nominating and Corporate Governance Committee. The foregoing actions became effective on May 1, 2025.

In connection with Jing Guo’s foregoing appointments, the Company and Jing Guo entered into a director offer letter, pursuant to which Jing Guo will serve as a director of the Company for a term of three years, effective as of May 1, 2025, subject to earlier termination with or without cause in accordance with the Company’s organizational documents. Jing Guo will receive an annual compensation of RMB 20,000, payable monthly in equal installments. The offer letter is not an employment agreement and shall not be construed or interpreted to create any right for the director to continue employment with the Company. The foregoing summary of the director offer letter does not purport to be complete and is qualified in its entirety by the full text of the form of the director offer letter which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Mr. Guijun Gan and Ms. Jing Guo have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, and have no arrangement or understanding with any other person required to be disclosed pursuant to Item 401(a) of Regulation S-K. Mr. Guijun Gan and Ms. Jing Guo have no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. The Board has determined that Guijun Gan and Jing Guo are independent pursuant to the definition of independence under Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Securities and Exchange Act of 1934, as amended, based on an evaluation of the relationships between the Company and each of those members.

Descriptions of Guijun Gan and Jing Guo’s background and experience are as follows:

Mr. Guijun Gan, age 55, has served as a director of Chengdu Qili Water Treatment Technology Co. since 2019. Since July 1998 to October 2018, he has served as the Chief Financial Officer of Zhongtu Chemical (Guangdong) Co., Ltd., a wholly-owned company of China Coatings Co., Ltd., a Japanese listed company. Mr. Gan received a master’s degree in Statistics from Sun Yat sen University in 1992 and a bachelor’s degree in Statistics from Sun Yat sen University in 1989. The Board believes Mr. Gan’s extensive knowledge and background in the accounting and management field will make him a valuable addition to the Board.

Ms. Jing Guo, age 35, has served as the Human Resources Director (Vice President level) of All Home Furnishings Limited since December 2020. Ms. Guo received a bachelor’s degree in Electronic Information Engineering from the University of Electronic Science and Technology of China in 2012. The Board believes Ms. Guo’s extensive knowledge and background in the fields of human resources management and corporate administration will make her a valuable addition to the Board.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Director Offer Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETOUCH TECHNOLOGY INC.

Date: May 2, 2025	By:	/s/ Zongyi Lian
	Name:	Zongyi Lian
	Title:	President and Chief Executive officer (Principal Executive Officer)

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